UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2013

JPMORGAN CHASE & CO.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) announced today that the Firm's Management Task Force and the independent Review Committee of the Firm's Board of Directors (the “Board Review Committee”) have each concluded their reviews relating to the 2012 losses by the Firm's Chief Investment Office (“CIO”) and have released their respective reports. The Board Review Committee concurs in the substance of the Management Task Force Report. The Board Review Committee's Report sets forth recommendations relating to the Board's oversight of the Firm's risk management processes, all of which have been approved by the full Board of Directors and have been, or are in the process of being, implemented. The Management Task Force Report and the Board Review Committee Report are available on the Firm's website:
http://www.jpmorganchase.com.

JPMorgan Chase also announced today that the Board has approved 2012 compensation for Jamie Dimon, Chairman and Chief Executive Officer, in the amount of $11.5 million, including salary of $1.5 million (flat with the prior year) and incentive compensation of $10 million, all in the form of restricted stock units (RSUs) (down 53.5% from the prior year). The Board also deferred, for a period of up to 18 months (i.e., up to July 22, 2014), vesting on options in the form of stock appreciation rights (SARs) it had granted Mr. Dimon in January 2008. In making its compensation determinations, the Board focused on the long-term, as well as the annual, performance of the Firm and on the entire range of Mr. Dimon's responsibilities, and took into consideration both the continued strong performance of the Firm, and the CIO losses, including Mr. Dimon's responsibility as the Firm's Chief Executive Officer.

As previously disclosed, on January 14, 2013, the Firm and JPMorgan Chase Bank, N.A, entered into Consent Orders with, respectively, the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency relating to the CIO matter.  Many of the actions required by the Consent Orders are consistent with those recommended by the Management Task Force and the Board Review Committee and, as such, a number of them have been, or are in the process of being, implemented. The Firm is committed to the full remediation of all issues identified in the Consent Orders.

Management Task Force Report and Board of Directors Review Committee Report Regarding 2012 CIO Losses.

The Management Task Force Report, in addition to summarizing the key events1 and setting forth its observations regarding the losses incurred in CIO's synthetic credit portfolio, describes the broad range of remedial measures taken by the Firm to respond to the lessons it has learned from the CIO events, including:

•	revamping the governance, mandate and reporting and control processes of CIO;

•	implementing numerous risk management changes, including improvements in model governance and market risk; and

•	effecting a series of changes to the Risk function's governance, organizational structure and interaction with the Board.

The Board of Directors formed the Board Review Committee in May 2012 to oversee the scope and work of the Management Task Force review, assess the Firm's risk management processes related to the issues raised in the Management Task Force review, and to report to the Board of Directors on the Review Committee's findings and recommendations. In performing these tasks, the Board Review Committee, with the assistance of its own counsel and expert advisor, conducted an independent review, including analyzing the voluminous documentary record and conducting interviews of Board members and numerous current and former employees of the Firm. Based on its review, the Board Review Committee concurs in the substance of the Management Task Force Report.

The Board Review Committee Report recommends a number of enhancements to the Board's own practices to strengthen its oversight of the Firm's risk management processes. The Board Review Committee noted that some of its recommendations were already being followed by the Board or the Risk Policy Committee or have recently been put into effect.

______________________________________________
1The Management Task Force Report and the Board Review Committee Report set out facts that in their view were the most relevant for their respective purposes. Others (including regulators conducting their own investigations) may have a different view of the facts, or may focus on other facts, and may also draw different conclusions regarding the facts and issues.

The Board Review Committee's recommendations include:

•
better focused and clearer reporting of presentations to the Board's Risk Policy Committee, with particular emphasis on the key risks for each line of business, identification of significant future changes to the business and its risk profile, and adequacy of staffing, technology and other resources;

•	clarifying to management the Board's expectations regarding the capabilities, stature, and independence of the Firm's risk management personnel;

•
more systematic reporting to the Risk Policy Committee on significant model risk, model approval and model governance, on setting of significant risk limits and responses to significant limit excessions, and with respect to regulatory matters requiring attention;

•	further clarification of the Risk Policy Committee's role and responsibilities, and more coordination of matters presented to the Risk Policy Committee and the Audit Committee;

•	concurrence by the Risk Policy Committee in the hiring or firing of the Chief Risk Officer and that it be consulted with respect to the setting of such Chief Risk Officer's compensation; and

•	staff with appropriate risk expertise be added to the Firm's Internal Audit function and that Internal Audit more systematically include the risk management function in its audits.

The Board of Directors will continue to oversee the Firm's remediation efforts to ensure they are fully implemented.

2012 Compensation for Mr. Dimon.

General Compensation Principles and Practices. Compensation determinations are guided by the JPMorgan Chase Compensation Principles and Practices. As described in the Firm's April 2012 proxy statement, these principles include:

•	Independent Board oversight of the Firm's compensation principles and practices and their implementation;

•	A focus on multi-year, long-term, risk-adjusted performance and rewarding behavior that generates sustained value for the Firm through business cycles;

•	A focus on the qualitative as well as the quantitative performance of the individual employee, the relevant line of business or function and the Firm as a whole;

•	Performance assessments that are broad-based and balanced, including an emphasis on teamwork and a “shared success” culture;

•	Input into compensation determinations by risk and control functions;

•	A significant stock component (with deferred vesting) for shareholder alignment and retention of top talent;

•	A recognition that competitive and reasonable compensation helps attract and retain the high quality people necessary to grow and sustain our businesses;

•	Very strict limits or prohibitions on executive perquisites, special executive retirement severance plans, and no golden parachutes; and

•
Although awards are made with the expectation that they will vest in accordance with their terms, all awards contain strong recovery provisions, and additional risk-related recovery provisions apply to the Operating Committee, the Firm's most senior management group, and to a group of senior employees we refer to as Tier 1 employees with primary responsibility for risk positions and risk management.

Application in respect of Mr. Dimon. As noted above, the Board took into consideration both the continued strong performance of the Firm (including progress on its long-term strategic priorities, actual financial results, financial performance relative to competitors and qualitative factors) and the CIO losses, including Mr. Dimon's responsibility as the Firm's Chief Executive Officer. Mr. Dimon's leadership and management abilities are reflected in the Firm's overall performance and progress, as reflected in the:

•	Strength of the Firm's 2012 operating results and financial performance

•	Third consecutive year of record net earnings and 15% ROTCE

•	Record net earnings of $21.3 billion, a 12% increase from 2011

•	ROE of 11%

•	Record EPS of $5.20 per share, a 16% increase from 2011

•	Common share price increase by 32% in 2012; total return with dividends of 36%

•	Strong performance of the Firm relative to key competitors

•	Uninterrupted record of delivering quarterly and annual earnings throughout the financial crisis, subsequent recession, and CIO losses

•	Maintenance of a fortress balance sheet

•	Continued investment in organic growth and the strengthening of the Firm's major businesses

Mr. Dimon also has strengthened the foundation of the Firm's future in leading a reorganization of the Firm's businesses around customer needs by integrating the Chase consumer businesses under the Consumer & Community Banking line of business and the J.P. Morgan Investment Bank and Treasury & Securities Services wholesale lines of business under the Corporate & Investment Bank line of business. As part of this reorganization, he also has developed the succession of a new generation of senior management capable of leading the Firm's businesses and key functions in the future.
With respect to the losses incurred in CIO, the Board views the CIO losses as a serious mistake by the Firm, but believes that one of the marks of a successful company and its leadership is how it addresses its mistakes, learns from them and implements meaningful remedial actions. As Chief Executive Officer, Mr. Dimon bears ultimate responsibility for the failures that led to the losses in CIO and has accepted responsibility for such failures. Importantly, once Mr. Dimon became aware of the seriousness of the issues presented by CIO, he responded forcefully by directing a thorough review and an extensive program of remediation. The Firm:

•	replaced the CIO senior management responsible for the losses;

•	took the maximum compensation clawback actions for those most immediately involved;

•	formed the Management Task Force to review and address the circumstances related to the CIO losses; and

•
has implemented, or is in the process of implementing, the remedial enhancements noted in the Management Task Force Report and the recommended improvements set forth in the Board Review Committee Report.

In light of the above considerations, the Board has approved 2012 compensation for Mr. Dimon in the amount of $11.5 million, including salary of $1.5 million (flat with the prior year) and incentive compensation of $10 million, all in the form of restricted stock units (RSUs) (down 53.5% from the prior year). Mr. Dimon's compensation for 2011 was $23 million, including salary of $1.5 million and incentive compensation of $21.5 million (of which $4.5 million was in cash, $12 million was in the form of RSUs, and $5 million was in the form of SARs). The RSUs vest over a period of three years, half after two years and the other half after three years.
With respect to the options in the form of SARs granted to Mr. Dimon in January 2008, the Compensation Committee and the Board decided to defer the vesting of such options for up to 18 months. The 2,000,000 options, with an exercise price of $39.83 (the price of JPMorgan Chase common stock on the date of grant), have terms that are distinct from, and more restrictive than, other equity grants regularly awarded by the Firm. These options, which have a ten-year term, were to become exercisable no earlier than January 22, 2013, and the number of options that would become exercisable and their exercisability date or dates are to be determined by the Compensation Committee, subject to ratification by the Board, based on an assessment of the performance of Mr. Dimon and the Firm. In view of the purpose of the awards and the performance of Mr. Dimon and the Firm since 2008, the Board and the Compensation Committee determined that, while all requirements for vesting have been met, vesting should be deferred for a period of up to 18 months (i.e., up to July 22, 2014), to enable the Firm and Mr. Dimon to continue to make progress against the Firm's strategic priorities and performance goals, including remediation relating to the CIO matter. Vesting will be subject to a Board determination taking into consideration the extent of such progress and such other factors as it deems relevant.
This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase's management. All forward-looking statements are, by their nature, subject to significant risks and uncertainties, many of which are beyond the Firm's control. While there is no assurance that any list of risks and uncertainties is complete, with respect to the CIO matter,  such risks and uncertainties include: the successful implementation of the remediation measures indicated in the Management Task Force Report and Board Review Committee  Report, the effectiveness of those measures in avoiding similar issues in the future, the adequacy of the Firm's risk management and other control framework, the efficacy of the Firm's models used in monitoring and managing risk,  the damage to the Firm's reputation, and litigation or other actions and investigations that are pending or could be brought in the future related to the CIO matter, as well as the other various factors discussed in detail in the Firm's Quarterly Reports on Form 10-Q for the second  and third quarters of 2012, to which reference is hereby made. Accordingly, actual results may differ from those set forth in the forward-looking statements. JPMorgan Chase does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Anthony J. Horan
Anthony J. Horan
Corporate Secretary

Dated:	January 16, 2013

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